Exhibit 99.1

CONTACT:

Michael W. Kaplan

Chief Financial Officer

(714) 414-4003

FOR IMMEDIATE RELEASE

PACIFIC SUNWEAR ANNOUNCES FOURTH QUARTER OPERATING RESULTS;

ISSUES FIRST QUARTER GUIDANCE

ANAHEIM, Calif., March 13, 2012 — Pacific Sunwear of California, Inc. (NASDAQ: PSUN) (the “Company”), announced today that net sales from continuing operations for the fourth quarter of fiscal 2011 ended January 28, 2012, were $234.2 million versus net sales of $237.6 million for the fourth quarter of fiscal 2010 ended January 29, 2011. Total Company same-store sales were flat during the period. The Company ended fiscal 2011 with 733 stores, as compared to 852 as of the end of fiscal 2010. The Company closed 87 stores in the fourth quarter of fiscal 2011.

Fourth Quarter Results

On a GAAP basis, the Company reported a net loss of $38.1 million, or $(0.56) per share, for the fourth quarter of fiscal 2011, compared to a net loss of $35.2 million, or $(0.53) per share, for the fourth quarter of fiscal 2010. The net loss for the Company’s fourth quarter of fiscal 2011 also included a non-cash loss of $5.0 million, or $0.08 per share, related to a derivative liability that resulted from the issuance of the Convertible Series B Preferred Stock (the “Series B Preferred”) in connection with the term loan financing the Company completed in December 2011 which was not reflected in its prior guidance.

On a non-GAAP basis, excluding store closure charges of $7.2 million and the non-cash loss on derivative liability of $5.0 million (net of tax effects), and using a normalized annual income tax rate of approximately 37%, the Company’s net loss for the fourth quarter of fiscal 2011 would have been $13.1 million, or $(0.19) per share, as compared to a net loss of $20.6 million, or $(0.31) per share, for the same period a year ago.

“Our sales trends improved as we moved further into the Holiday Season resulting in flat comparable store sales for the quarter and an improvement in merchandise margins, compared to the fourth quarter last year,” said Gary H. Schoenfeld, President and Chief Executive Officer. “We similarly finished the fiscal year with nearly flat same-store sales and remain focused on the key merchandising, in-store and digital initiatives that we believe are critical to successfully rebuilding the PacSun brand and our position in the marketplace.”

Full Year Results

Total net sales from continuing operations for fiscal 2011 were $833.8 million versus net sales of $837.1 million for fiscal 2010. Total Company same-store sales declined 1% during fiscal 2011.

On a GAAP basis, the Company reported a net loss of $106.4 million, or $(1.60) per share, for the 2011 fiscal year, compared to a net loss of $96.6 million, or $(1.46) per share, for the 2010 fiscal year.

On a non-GAAP basis, excluding store closure charges of $12.0 million and the non-cash loss on derivative liability of $5.0 million (net of tax effects), and using a normalized annual income tax rate of approximately 37%, the Company’s net loss for fiscal 2011 would have been $51.3 million, or $(0.77) per share, as compared to a net loss of $58.3 million, or $(0.88) per share, for the same period a year ago.

Financial Outlook for First Fiscal Quarter of 2012

The Company’s guidance range for the first quarter of fiscal 2012 contemplates a non-GAAP net loss from continuing operations of between $(0.26) and $(0.34) per share.

The forecasted first quarter non-GAAP net loss per share guidance range is based on the following assumptions:

•	Same-store sales of negative 4% to plus 1%;

•	Gross margin rate, including buying, distribution and occupancy, of 17% to 20%;

•	SG&A expenses in the range of $59 million to $61 million; and

•	A normalized annual income tax rate of approximately 37%.

The Company’s first fiscal quarter of 2012 guidance range excludes the quarterly impact of the change in the fair value of the derivative liability due to the inherently variable nature of this financial instrument.

Discontinued Operations

As required under applicable accounting rules, the results of operations of all stores that meet the related accounting criteria have been reclassified as discontinued operations for all periods presented herein. For fiscal 2011 and 2010, all of the Company’s store closures met the criteria for discontinued operations presentation.

Derivative Liability

As a result of the issuance of the Series B Preferred in connection with the Company’s $60 million senior secured term loan financing with an affiliate of Golden Gate Capital, the Company recorded a derivative liability equal to approximately $15.0 million, which represents the fair value of the Series B Preferred upon issuance. In accordance with applicable U.S. GAAP, the Company has marked this derivative liability to market through earnings and will continue to do so on a quarterly basis until the shares of Series B Preferred are either converted into shares of PacSun common stock or until the conversion rights expire (December 2021). The Company’s first fiscal quarter of 2012 earnings guidance excludes the quarterly impact of the change in the fair value of the derivative liability due to the inherently variable nature of this financial instrument.

About Pacific Sunwear of California, Inc.

Pacific Sunwear of California, Inc. and its subsidiaries (collectively, “PacSun” or the “Company”) is a leading specialty retailer rooted in the action sports, fashion and music influences of the California lifestyle. The Company sells a combination of branded and proprietary casual apparel, accessories and footwear designed to appeal to teens and young adults. As of March 13, 2012, the Company operates 733 stores in all 50 states and Puerto Rico. PacSun’s website address is www.pacsun.com.

The Company will be hosting a conference call today at 4:30 p.m. Eastern time to review the results of its fourth fiscal quarter. A telephonic replay of the conference call will be available, beginning approximately two hours following the call, for one week and can be accessed in the United States and Canada at (855) 859-2056 or internationally at (404) 537-3406; passcode: 59622538. For those unable to listen to the live Web broadcast or utilize the call-in replay, an archived version will be available on the Company’s investor relations website through midnight, May 23, 2012.

About Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the accompanying table titled “Reconciliation of Selected GAAP Measures to Non-GAAP Measures” and the section following such table titled “About Non-GAAP Financial Measures.”

Pacific Sunwear Safe Harbor

This press release contains “forward-looking statements” including, without limitation, the statements made by Mr. Schoenfeld in the fourth paragraph and the statements made under the heading “Financial Outlook for First Fiscal Quarter of 2012.” In each case, these statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements be subject to the safe harbors created thereby. These statements are not historical facts and involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Uncertainties that could adversely affect the Company’s business and results include, among others, the following factors: increased sourcing and product costs; adverse changes in economic conditions generally; adverse changes in consumer spending; changes in consumer demands and preferences; adverse changes in same-store sales declines; higher than anticipated markdowns and/or higher than estimated selling, general and administrative costs; currency fluctuations; competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion risk; lower than expected sales from private label merchandise; reliance on key personnel; economic impact of natural disasters, terrorist attacks or war/threat of war; shortages of supplies and/or contractors as a result of natural disasters or terrorist acts, which could cause unexpected delays in store relocations, renovations or expansions; reliance on foreign sources of production; and other risks outlined in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the year ended January 29, 2011, and subsequent periodic reports filed with the SEC. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

PACIFIC SUNWEAR OF CALIFORNIA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Fourth Quarter Ended		Fiscal Year Ended
	January 28, 2012	January 29, 2011	January 28, 2012	January 29, 2011
Net sales	$234,169	$237,593	$833,751	$837,116
Gross margin	44,885	43,210	180,793	186,774
SG&A expenses	67,957	73,049	261,169	269,268

Operating loss	(23,072)	(29,839)	(80,376)	(82,494)
Other expense, net	7,150	432	9,441	930

Loss before income taxes	(30,222)	(30,271)	(89,817)	(83,424)
Income tax expense	280	335	806	917

Loss from continuing operations	$(30,502)	$(30,606)	$(90,623)	$(84,341)
Loss from discontinued operations, net of tax effects	(7,590)	(4,586)	(15,800)	(12,307)

Net Loss	$(38,092)	$(35,192)	$(106,423)	$(96,648)

Loss from continuing operations per share:
Basic and Diluted	$(0.45)	$(0.46)	$(1.36)	$(1.28)

Loss from discontinued operations per share:
Basic and Diluted	$(0.11)	$(0.07)	$(0.24)	$(0.18)

Net loss per share:
Basic and Diluted	$(0.56)	$(0.53)	$(1.60)	$(1.46)

Weighted average shares outstanding:
Basic and Diluted	67,428	66,108	66,708	65,989

PACIFIC SUNWEAR OF CALIFORNIA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	January 28, 2012	January 29, 2011
ASSETS
Current assets:
Cash and cash equivalents	$50,306	$63,710
Restricted cash	8,593	—
Inventories	88,740	95,701
Prepaid expenses	15,506	11,669
Other current assets	6,272	4,773

Total current assets	169,417	175,853
Property and equipment, net	149,716	193,180
Other long-term assets	35,998	32,243

Total assets	$355,131	$401,276

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,914	$41,028
Other current liabilities	68,369	42,186

Total current liabilities	107,283	83,214
Deferred lease incentives	17,681	28,553
Deferred rent	16,602	19,786
Long-term debt	73,910	29,093
Other long-term liabilities	26,558	26,296

Total liabilities	242,034	186,942
Total shareholders’ equity	113,097	214,334

Total liabilities and shareholders’ equity	$355,131	$401,276

PACIFIC SUNWEAR OF CALIFORNIA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal Year Ended
	January 28, 2012	January 29, 2011
Cash flows from operating activities:
Net loss	$(106,423)	$(96,648)
Depreciation and amortization	42,505	55,647
Asset impairment	14,787	15,611
Non-cash stock-based compensation	3,176	3,968
Loss on disposal of property and equipment	242	862
Loss on derivative liability	5,039	—
Loss on lease terminations	9,336	—
Changes in operating assets and liabilities:
Inventories	6,961	(6,270)
Accounts payable and other current liabilities	(12,902)	693
Other assets and liabilities	(10,125)	(14,748)

Net cash used in operating activities	(47,404)	(40,885)
Cash flows from investing activities:
Capital expenditures	(13,235)	(17,159)
Restricted cash	(8,593)	—
Proceeds from insurance settlements	300	—

Net cash used in investing activities	(21,528)	(17,159)
Cash flows from financing activities:
Proceeds from senior secured term loan	60,000	—
Proceeds from credit facility borrowings	21,254	—
Proceeds from mortgage borrowings	—	29,800
Payments under credit facility borrowings	(20,000)	—
Payments for debt issuance costs	(5,300)	(1,154)
Proceeds from exercise of stock options	477	542
Principal payments under capital lease obligations	(398)	(323)
Principal payments under mortgage borrowings	(505)	(202)

Net cash provided by financing activities	55,528	28,663

Net decrease in cash and cash equivalents	(13,404)	(29,381)
Cash and cash equivalents, beginning of period	63,710	93,091

Cash and cash equivalents, end of period	$50,306	$63,710

PACIFIC SUNWEAR OF CALIFORNIA, INC.

SELECTED STORE OPERATING DATA

	January 28, 2012	January 29, 2011
Stores open at beginning of fiscal year	852	894
Stores opened during the fiscal year	—	2
Stores closed during the fiscal year	(119)	(44)

Stores open at end of period	733	852

	January 28, 2012		January 29, 2011
	# of Stores	Square Footage (000s)	# of Stores	Square Footage (000s)
PacSun stores	614	2,380	729	2,814
PacSun Outlet stores	119	482	123	498

Total stores	733	2,862	852	3,312

PACIFIC SUNWEAR OF CALIFORNIA, INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

	Fourth Quarter Ended		Fiscal Year Ended
	January 28, 2012	January 29, 2011	January 28, 2012	January 29, 2011
GAAP SG&A expenses	$67,957	$73,049	$261,169	$269,268
Store closure charges:
- Asset impairments	(462)	—	(2,889)	—
- Lease terminations	(3,237)	—	(3,237)	—

Non-GAAP SG&A expenses	$64,258	$73,049	$255,043	$269,268

GAAP net loss	$(38,092)	$(35,192)	$(106,423)	$(96,648)
Store closure charges, net of tax:
- Asset impairment	300	938	3,650	1,701
- Lease terminations	6,864	168	8,333	241
Derivative liability	5,039	—	5,039	—
Valuation allowance	12,820	13,517	38,094	36,426

Non-GAAP net loss	$(13,069)	$(20,569)	$(51,307)	$(58,280)

GAAP net loss per share	$(0.56)	$(0.53)	$(1.60)	$(1.46)
Store closure charges, net of tax:
- Asset impairment	—	0.02	0.05	0.03
- Lease terminations	0.10	—	0.13	—
Derivative liability	0.08	—	0.08	—
Valuation allowance	0.19	0.20	0.57	0.55

Non-GAAP net loss	$(0.19)	$(0.31)	$(0.77)	$(0.88)

Shares used in calculation	67,428	66,108	66,708	65,989

ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated March 13, 2012 contains non-GAAP financial measures. These non-GAAP financial measures include non-GAAP SG&A expenses, non-GAAP net loss and non-GAAP net loss per share for the fourth quarter and the four quarters of fiscal 2011 and 2010 and non-GAAP net loss and non-GAAP net loss per share guidance for the first quarter of fiscal 2012. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The Company computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. The Company may consider whether other significant items that arise in the future should be excluded from the non-GAAP financial measures. The Company has excluded the following items from all of its non-GAAP financial measures:

•	Store closure charges

•	Derivative liability

•	Valuation allowance

The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s operating results primarily because they exclude amounts that are not considered part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, individual operating segments or its senior management. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and create a misplaced perception that the Company’s results have underperformed or exceeded expectations.